 FLUSHING SAVINGS BANK, FSB 401(k) SAVINGS PLAN
in RSI RETIREMENT TRUST

Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-98202, 333-3878 and 333-85639) of Flushing Financial Corporation of our report dated October 8, 2003 relating to the financial statements of Flushing Savings Bank, FSB 401(k) Savings Plan in RSI Retirement Trust, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers llp

New York, New York

October 14, 2003